SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. _)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate Box:
[ ]   Preliminary Proxy Statement
      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          DAWSON PRODUCTION SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                          DAWSON PRODUCTION SERVICES, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

      No fee required   [X]
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:

                        DAWSON PRODUCTION SERVICES, INC.

                    Notice of Annual Meeting of Shareholders
                               September 11, 1997

To the Shareholders of Dawson Production Services, Inc.:

        Notice is hereby given that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Dawson Production Services, Inc. (the "Company") will be held on September 11, 1997, at 10:00 a.m. Central Time, at the Adams Mark Hotel, which is located at 111 Pecan Street East, San Antonio, Texas, for the purpose of considering and acting upon the following matters:

        (1) To elect eight directors to hold office in accordance with the Company's Bylaws with one director position remaining vacant;

        (2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants and auditors for the 1998 fiscal year;

        (3) To increase the number of shares authorized to be issued pursuant to the Dawson Production Services, Inc. 1995 Incentive Plan; and

        (4) To consider and act upon any matter incident to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournments thereof.

        The record date for the meeting has been established to be August 1, 1997. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at, the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting. Shareholders wishing to attend the Annual Meeting should bring proper identification and evidence of their ownership of shares in the Company's voting securities.

        Even if you plan to attend the Annual Meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                         By Order of the Board of Directors

                                         /s/ KAREN L. RICHTER

                                             Karen L. Richter, Secretary

San Antonio, Texas
August 7, 1997

                        DAWSON PRODUCTION SERVICES, INC.
                         112 E. Pecan Street, Suite 1000
                            San Antonio, Texas 78205

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                              ---------------------

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement is furnished by the Board of Directors of Dawson Production Services, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Shareholders to be held Thursday, September 11, 1997 (the "Meeting") at the Adams Mark Hotel, 111 Pecan Street East San Antonio, Texas and at any adjournment thereof. When properly executed proxies in the accompanying form are received, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted for the election of the directors and the appointed auditors and for the amendment to the 1995 Incentive Plan, as set forth in the Notice of Annual meeting attached to this Proxy Statement.

        Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the attached form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

        Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy.

        In addition to soliciting proxies by mail, officers and regular employees of the Company may solicit the return of proxies personally or by telephone. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of stock.

        The Company will bear the cost of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional material, as well as the cost of forwarding solicitation material to and soliciting proxies from the beneficial owners of stock.

        This Proxy Statement and the accompanying form of proxy are first being sent or given to the Company's shareholders on or about August 7, 1997.

VOTING SECURITIES

        The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on August 1, 1997. On that date there were 11,126,285 issued and outstanding shares of the Company's $.01 par value Common Stock ("Common Stock"), held of record by approximately 112 record holders. The Common Stock is the Company's only class of voting securities outstanding. Each share of the Company's Common Stock is entitled to one vote for the election of directors and in any other matter that may be acted upon at the Annual Meeting. The Company's Articles of Incorporation do not permit cumulative voting.

ADDITIONAL INFORMATION

        The Company shall provide without charge to each shareholder of the Company upon the written request of such shareholder a copy of the Company's annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's most recent fiscal year. The Company also shall provide without charge by first class or other equally prompt means within one business day of receipt of a written or oral request from a person to whom this proxy statement is delivered a copy of any and all information that has been incorporated herein by reference. Shareholders should address such requests to Mr. P. Mark Stark, Chief Financial Officer of the Company, at 112 E. Pecan Street, Suite 1000, San Antonio, Texas 78205.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 18, 1997 by (i) each director of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of the Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                            NUMBER OF         PERCENT BENEFICIALLY
                NAME OF BENEFICIAL OWNER                     SHARES(1)               OWNED(1)
                ------------------------                     ------                  -----
Michael E. Little.......................................      254,521(2)             2.26%
Russell Banks...........................................        9,600(3)               *
J. Michael Bell.........................................       64,500(4)               *
James Byerlotzer........................................        1,000                  *
Joseph B. Eustace.......................................       67,670(5)               *
Michael R. Furrow.......................................        1,000                  *
Wm Ward Greenwood.......................................       17,723(6)               *
Douglas D. Lewis........................................       23,933(7)               *
Paul E. McCollam........................................    1,267,332(8)             11.37%
Stephen F. Oakes........................................    1,263,032(9)             11.34%
Lawrence C. Petrucci....................................       8,600(10)               *
P. Mark Stark...........................................       8,130(10)               *
RIMCO Partners, L.P.
    RIMCO Partners, L.P. II
    RIMCO Partners, L.P. III
    RIMCO Partners, L.P. IV.............................   1,250,132(11)             11.24%
       Resource Investors Management Company Limited
       Partnership, their general partner
                                        2

           RIMCO Associates, Inc., its general partner
           22 Waterville Road
           Avon, Connecticut  06001
All executive officers and directors
    as a group (12 persons).............................   1,736,909(12)             15.24%

-----------------------

*  Less than 1%

    (1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.

    (2) Includes immediately exercisable options to purchase 116,376 shares of Common Stock.

    (3) Includes immediately exercisable options to purchase 8,600 shares of Common Stock.

    (4) Includes 43,000 shares owned by HixVen Partners, of which Mr. Bell, a director of the Company, is the managing general partner, and with respect to which shares he exercises sole voting and investment power. Also includes immediately exercisable options for the purchase of 17,200 shares of Common Stock, and 4,300 shares of Common Stock owned by Mr. Bell's wife as to which Mr. Bell disclaims any beneficial ownership.

    (5) Includes immediately exercisable options to purchase 45,672 shares of Common Stock.

    (6) Includes immediately exercisable options to purchase 17,200 shares of Common Stock.

    (7) Includes immediately exercisable options to purchase 17,200 shares of Common Stock.

    (8) Includes 1,250,132 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 17,200 shares of Common Stock. Mr. McCollam intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. McCollam's address is c/o RIMCO Associates, Inc., 600 Travis Street, Suite 6875, Houston, Texas 77002.

    (9) Includes 1,250,132 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 12,900 shares of Common Stock. Mr. Oakes intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. Oakes' address is c/o RIMCO Associates, Inc., 22 Waterville Road, Avon, Connecticut 06001.

   (10) Represents immediately exercisable options to purchase shares of Common Stock.

   (11) The RIMCO Parties are limited partnerships; the general partner of each is Resource Investors Management Company Limited Partnership, and its general partner is RIMCO Associates, Inc. Voting and investment power over the shares held by the RIMCO Parties is exercised by the managing directors of Resource Investors Management Company Limited Partnership, and by the officers and directors of RIMCO Associates, Inc. Messrs. McCollam and Oakes, directors of the Company, are managing directors of Resource Investors Management Company Limited Partnership.

   (12) Includes immediately exercisable options to purchase 269,078 shares of Common Stock.

ELECTION OF DIRECTORS

        A Board of Directors is to be elected, with each director elected to hold office until the next annual meeting of shareholders or until his successor shall be elected or appointed. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control "FOR" the election of the Board of

Directors' nominees unless otherwise directed. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the Annual Meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment. The affirmative vote of a plurality of holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present is required to elect each director nominee.

        The Company's Bylaws provide that the affairs of the Company shall be conducted by a Board of Directors composed of nine members and empower the Board to increase or decrease the number of directors by resolution adopted by a majority of the Board. The Board in its discretion and in accordance with such authority has fixed its size at nine members. Eight directors have been nominated for election at the Annual Meeting, and, if all nominees are elected, one vacancy will exist on the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees named herein. If deemed in the best interests of the Company, the Board of Directors (pursuant to authority contained in the Bylaws) may, subsequent to the Annual Meeting, increase its size; in addition, the Board of Directors may elect one additional qualified person to fill the existing vacancy, as well as additional vacancies which then exist pending the next annual meeting of shareholders.

CURRENT DIRECTORS AND NOMINEES

        The current directors of the Company and their respective ages and positions are as follows. All of the current directors, and only the current directors, have been nominated by management for reelection to the Board of Directors.

               NAME                 AGE            POSITION
               ----                 ---            --------
Michael E. Little(1) ............   42   Chairman of the Board, President and
                                         Chief Executive Officer

Russell Banks(1) ................   77   Director

J. Michael Bell(2) ..............   58   Director

Wm. Ward Greenwood(1) ...........   44   Director

Douglas D. Lewis(2) .............   51   Director

Paul E. McCollam(2) .............   52   Director

Stephen F. Oakes(3) .............   47   Director

Lawrence C. Petrucci(3) .........   38   Director

--------------------------

(1)     Member of the Nominations Committee
(2)     Member of the Compensation Committee
(3)     Member of the Audit Committee

        Each of the current members of the Board of Directors has been nominated to serve as a director for the upcoming year and has consented to be named in this proxy statement and to serve as a director, if elected. Please refer to the table in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management" which sets forth certain additional information with respect to each of the nominees as of June 18, 1997.

        MICHAEL E. LITTLE has been President, Chief Executive Officer and a director of the Company since 1982 and Chairman of the Board since 1983. From 1980 to 1982, he was Vice President of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman in Midland, Texas and as a drilling engineer in New Orleans, Louisiana. Mr. Little received his Bachelor of Science degree in Petroleum Engineering in 1978 from Texas Tech University.

        RUSSELL BANKS has been a director of the Company since April 1996. From 1962 to 1995, Mr. Banks was president and chief executive officer of Grow Group, Inc., which was a New York Stock Exchange company that produced coatings, paints and household products. Since 1995, Mr. Banks has been a principal of Russell Banks & Co., Ltd., a financial consulting firm. Mr. Banks is also on the board of directors of GVC Venture Corporation. Mr. Banks is a past president of the National Paint and Coatings Association and has served on the executive committee of the board of directors of the American Management Association and is currently on its general management council. Mr. Banks has been named as a defendant in certain litigation relating to his service as a director of another company. All other directors of such company were also named defendants. Counsel to such company has taken the position that all the claims against that company and Mr. Banks are without merit and will be vigorously defended.

        J. MICHAEL BELL has been a director of the Company since 1982. For more than the past five years, he has served as the president of Southwest Venture Management Company, a firm that provides investment management and advisory services to three venture capital funds. Mr. Bell also serves as the managing general partner of each of these funds, one of which is HixVen Partners, a shareholder of the Company.

        WM. WARD GREENWOOD has been a director of the Company since 1983. Mr. Greenwood served as Chief Financial Officer of the Company from December 1994 through December 1995. Mr. Greenwood has been since 1990, and is currently, the president and sole shareholder of Nueces Ventures, Inc. ("Nueces"), a firm that provides financial consulting services with respect to acquisitions and capital formation. Since October 1995, he has also served as a principal of First Capital Group of Texas II, L.P., a private equity fund. Since 1982, Mr. Greenwood has provided financial consulting services to the Company, most recently through Nueces. See "Certain Relationships and Related Transactions."

        DOUGLAS D. LEWIS has been a director of the Company since 1982. Since 1972, Mr. Lewis has been in the real estate construction, development and management business, most recently as principal of Vanguard Development, Inc., which he formed in 1987.

        PAUL E. MCCOLLAM has been a director of the Company since 1991. Since 1985, he has been a managing director of Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry, and the general partner of the RIMCO Parties. Mr. McCollam serves as a director of the Company pursuant to the Voting Agreement described below.

        STEPHEN F. OAKES has been a director of the Company since 1994. From 1989 to 1992, he served as managing director of Robert Fleming, Inc., an investment banking company. He has been associated with Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry, and the general partner of the RIMCO Parties, since 1992, serving as managing director since 1993. Mr. Oakes serves as a director of the Company pursuant to the Voting Agreement described below.

        LAWRENCE C. PETRUCCI has agreed to serve as a director of the Company beginning after the consummation of the Offering. Since 1991, Mr. Petrucci has served as vice president of First Albany Corporation, a provider of investment banking, financial advisory and brokerage services. From April 1990 through June 1991, Mr. Petrucci was a portfolio manager with Westinghouse Credit Corporation, a financial services company.

AGREEMENTS RELATING TO DIRECTORS

        An Agreement Regarding Election of Directors dated as of November 21, 1996 (the "Voting Agreement"), provides that the Company will use its best efforts to cause the election of two persons reasonably acceptable to the Company designated by the RIMCO Parties to the Company's Board of Directors as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. In addition, as long as the RIMCO Parties own less than 10% but 5% or more of the issued and outstanding shares of Common Stock, the Company is required to use its best efforts to elect one person reasonably acceptable to the Company designated by the RIMCO Parties to the Company's Board of Directors. Messrs. McCollam and Oakes currently serve as directors and have been nominated for reelection pursuant to these provisions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors met nine times in the twelve months ended March 31, 1997. During such twelve-month period, each incumbent director of the Company attended 75 % or more of the aggregate number of (a) meetings of the Board of Directors held during his tenure and (b) meetings held by committees of the Board of Directors on which he served except for Mr. Lewis who attended approximately 69% of such meetings.

        The Board of Directors has established standing Audit, Compensation, and Nomination Committees.

        AUDIT COMMITTEE

        The Audit Committee annually recommends to the Board of Directors the appointment of independent certified accountants as auditors for the Company, discusses and reviews the fees for the prospective annual audit, reviews the results with the auditors, reviews the Company's compliance with its existing accounting and financial policies, reviews the adequacy of the financial organization of the Company and considers comments by auditors regarding internal controls and accounting procedures and management's response to those comments. Messrs. Petrucci and Oakes currently serve on the Audit Committee. One vacancy exists on this Committee. This Committee met once during the fiscal year ended March 31, 1997.

        COMPENSATION COMMITTEE

        The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and employees of the Company and administers the Company's 1995 Incentive Plan. The Compensation Committee currently consists of Messrs. Bell, Lewis and McCollam. This Committee met four times during fiscal year ended March 31, 1997.

        NOMINATIONS COMMITTEE

        The Nominations Committee is responsible for recommending to the Board of Directors those persons who will be nominated as the Board of Directors' nominees for positions on the Board of Directors. The Nominations Committee is comprised of Messrs. Little, Greenwood and Banks. The Nominations Committee met once during the fiscal year ended March 31, 1997. The Nominations Committee will consider nominations made by shareholders. Nominations made by a shareholder must be made by giving notice of such in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) 10 days after the Board of Directors first publishes the date of such meeting. Such notice shall include all information concerning each nominee required under applicable rules adopted pursuant to the Exchange Act. Such notice shall also include a signed consent of each nominee stating that he or she agrees to serve as a director, if elected, until the next annual meeting of shareholders or until his successor is elected or appointed.

COMPENSATION OF DIRECTORS

        During the 1997 fiscal year, directors were reimbursed for their reasonable travel expenses incurred in attending meetings of the Board of Directors. In addition, on April 1, 1997, each non-employee director received a grant of an option to purchase 4,300 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on the date of grant. The Company anticipates that there will be a number of changes to director compensation for the 1998 fiscal year including an increase in the number of options granted to each director.

EXECUTIVE OFFICERS

        The current executive officers of the Company and their respective ages and positions are as follows:

    NAME           AGE            POSITION
    ----           ---            --------
James Byerlotzer    51   Senior Vice President and Chief Operating Officer

P. Mark Stark       42   Chief Financial Officer

Joseph B. Eustace   42   Vice President of East Texas/Gulf Coast Region

Michael R. Furrow   50   Vice President of Permian Basin Region

Jim D. Flynt        52   Vice President of California Region

        Officers are elected annually by the Board of Directors and serve until their successors are chosen or until their resignation or removal.

        JAMES BYERLOTZER was appointed Senior Vice President and Chief Operating Officer of the Company on or about April 3, 1997. Mr. Byerlotzer was employed by the Company on February 20, 1997 upon the closing of the acquisition by the Company of a transaction (the "Pride Acquisition") in which it acquired all of the domestic onshore operations of Pride Petroleum Services, Inc., a Louisiana corporation ("Pride"). From 1981 until his employment with the Company, Mr. Bylerlotzer was employed by Pride. Beginning in February 1996, Mr. Byerlotzer served as the Vice President Domestic Operations of Pride. Prior to that time, he served as Pride's Vice President - Central Area and in various other operating positions. Pursuant to the provisions of that certain Purchase Agreement dated on or about December 23, 1996 between the Company and Pride (the "Pride Agreement"), the Company has agreed that, if it terminates certain former employees of Pride, including Mr. Byerlotzer, without cause prior to August 1998, the Company shall pay such employee an amount which is equal to the product of one month's current salary at the time of termination, times such employee's number of full years of service for Pride.

        P. MARK STARK has served as Chief Financial Officer of the Company since January 1996. From 1991 through 1995, he was chief financial officer of the Y.O. Ranch and family holdings of the Schreiner family which has interests in agribusiness, tourism, lodging and retail and real estate development. From 1979 through 1991, Mr. Stark was employed by Shelton Ranch Corporation and its successor, Texas Hill Country Orchards, LLP, serving as chief financial officer from 1984 through 1991. His duties with Shelton Ranch Corporation included serving as treasurer of Shelton Energy Resources, Ltd., an oil and gas exploration and production partnership among Shelton Ranch Corporation, Prudential Insurance Company of America and Shell Oil Company. Mr. Stark received his Bachelor of Business Administration degree in Finance from the University of Texas in 1977, and his Master of Business Administration degree in 1978 from Southern Methodist University.

        JOSEPH B. EUSTACE was appointed Vice President of East Texas/Gulf Coast Region on or about April 3, 1997. From March 1983 until the Pride Acquisition, he served as Vice President of Operations and Chief Operating Officer of the Company. From June 1981 to March 1982, he served as assistant manager of ServRigs, Inc., the Company's largest competitor at the time. Mr. Eustace received his Bachelor of Arts degree in Agribusiness in 1978 from Texas Tech University.

        MICHAEL R. FURROW was appointed Vice President of Permian Basin Region on or about April 3, 1997. He was employed by the Company in February 1997 upon the closing of the Pride Acquisition. Mr. Furrow joined Pride Petroleum Services, Inc. in February, 1990 where he held the positions of Vice President and area manager in locations such as Alice, Texas and Bakersfield, California. He has served in his capacity as a regional manager over the Permian Basin region since January 1996. Prior to his employment with Pride, Mr. Furrow worked for Harkins & Company for six years and with Shell Oil Company for 15 years. Pursuant to the provisions of the Pride Agreement, the Company has agreed that, if it terminates certain former employees of Pride, including Mr. Furrow, without cause prior to August 1998, the Company shall pay such employee an amount which is equal to the product of one month's current salary at the time of termination, times such employee's number of full years of service for Pride.

        JIM D. FLYNT was appointed Vice President of California Region on or about April 3, 1997. He was employed by the Company in February 1997 upon the closing of the Pride Acquisition. Mr. Flynt joined Pride Petroleum Services, Inc. in January, 1996 as the Vice President and area manager for the Western Area which is the California Region for Dawson. Prior to his employment with Pride, Mr. Flynt worked for California Production Service for over 19 years, 12 of which were in the capacity of Vice President of Operations. Pursuant to the provisions of the Pride Agreement, the Company has agreed that, if it terminates certain former employees of Pride, including Mr. Flynt, without cause prior to August 1998, the Company shall pay such employee an amount which is equal to the product of one month's current salary at the time of termination, times such employee's number of full years of service for Pride.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information for the fiscal years ended March 31, 1997, 1996 and 1995, with respect to the Chief Executive Officer (Mr. Little), the Chief Financial Officer (Mr. Stark) and the Vice President of East Texas/Gulf Coast Region (Mr. Eustace) (collectively, the "Named Executive Officers"). There were no other executive officers of the Company who received annual compensation (including salary and bonuses earned) which exceeded $100,000 during fiscal year 1997.

                                                                                 LONG-TERM
                                                    ANNUAL COMPENSATION(1)     COMPENSATION
                                                    ----------------------     ------------
                  FISCAL                                                        SECURITIES        ALL OTHER
      NAME         YEAR     PRINCIPAL POSITION       SALARY       BONUS(2)    UNDERLYING OPTIONS COMPENSATION(3)
      ----         ----     ------------------       ------       --------    ------------------ ---------------
Michael E. Little 1997    Chairman of the Board,     $174,038        --             87,380              --
                          President and Chief
                          Executive Officer
                  1996                               $150,000     $ 50,000          51,600              --
                                                                  $241,000(4)
                  1995                               $138,125     $ 75,000          64,500             $500

P. Mark Stark     1997    Chief Financial Officer    $ 80,000         --            40,650              --

                  1996                               $ 17,000(5)  $  5,000            --                --

                  1995                                     --         --              --                --

Joseph B. Eustace 1997    Vice President of East     $124,000         --            63,520              --
                          Texas/ Gulf Coast Region
                  1996                               $ 96,200     $ 20,000          17,200              --
                                                                  $ 24,000(4)
                  1995                               $ 80,000     $ 15,000          21,500             $500

-------------

(1) The value of perquisites and personal benefits are excluded because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) Bonuses are awarded annually in the discretion of the Compensation Committee with respect to performance in the fiscal year indicated; the amount of the bonuses is determined and the bonuses are paid in the following fiscal year. The Company anticipates that bonuses will be paid with respect to performance in fiscal year 1997, however, those amounts have not yet been determined.

(3) All other compensation consists entirely of employer contributions to the Company's 401(k) Plan made by the Company in 1995 as a result of 1994 earnings.

(4) In the fiscal year ended March 31, 1996, in addition to standard bonuses, the Board of Directors declared special bonuses in the amount of $241,000 for Mr. Little and $24,000 for Mr. Eustace, each of whom exercised non-statutory stock options and incurred federal income tax liability in connection with such exercises.

(5)     Employment commenced January 1, 1996.

        Following the Pride Acquisition, the Company appointed James Byerlotzer as Chief Operating Officer, Jim D. Flynt as Vice President of California Region, and Michael R. Furrow as Vice President of Permian Basin Region. Total compensation paid to these officers in the fiscal year ended March 31, 1997 was less than $100,000.

STOCK OPTION GRANTS IN 1997

        The following table shows information concerning individual grants of stock options during fiscal year 1997 to the Named Executive Officers.

                    NO. OF                                               POTENTIAL REALIZABLE VALUE AT
                  SECURITIES   % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                  UNDERLYING    OPTIONS                                  PRICE APPRECIATION FOR OPTION
                   OPTIONS     GRANTED TO    EXERCISE      EXPIRATION                TERM
      NAME         GRANTED     EMPLOYEES       PRICE          DATE            5%             10%
      ----         -------     ---------       -----          ----            --             ---
Michael E. Little   87,380         30%        $11.375        7/3/06         $567,266       $1,408,321
P. Mark Stark       40,650         14%        $11.375        7/3/06         $263,897       $  655,164
Joseph B. Eustace   63,520         22%        $11.375        7/3/06         $412,368       $1,023,764

----------------

STOCK OPTION EXERCISES AND HOLDINGS

        The following table sets forth information concerning the exercise of stock options during the fiscal year ended March 31, 1997, and the number and value of unexercised stock options held as of the end of the fiscal year ended March 31, 1997 by the Named Executive Officers.

                                                             AT MARCH 31, 1997
                                        ------------------------------------------------------------
                                        NUMBER OF UNEXERCISED OPTIONS  VALUE OF IN-THE-MONEY OPTIONS
                                        -----------------------------  -----------------------------
       NAME          OPTIONS EXERCISED  EXERCISABLE    UNEXERCISABLE   EXERCISABLE*   UNEXERCISABLE*
       ----          -----------------  -----------    -------------   ------------   --------------
Michael E. Little            0             60,200         143,280         $409,532        $405,322
P. Mark Stark                0               0            40,650            --            $ 35,569
Joseph B. Eustace            0             20,141         82,079          $137,068        $164,644

-----------------

* Based on closing price of $12.25 on March 31, 1997.

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Little, Eustace and Stark. Mr. Little's agreement is for a three-year term commencing April 1, 1996 and provides for an annual base salary of $175,000 in the first year, increasing to $200,000 in the second year and to $225,000 in the third year. The agreement does not provide for a mandatory bonus, but the Board of Directors may, in its discretion, award an annual bonus of up to 50% of Mr. Little's compensation without regard to the special bonuses described in the footnotes to the Summary Compensation Table. If Mr. Little's employment is terminated without cause in the first, second or third year of the agreement, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate for 14, 15, or 16 months, respectively. If Mr. Little's employment is terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to three times his then current annual base salary. If Mr. Little's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to two times his then current base salary. The Compensation Committee currently is considering recommending to the Board of Directors a modification to Mr. Little's employment agreement based upon the recent growth of the Company resulting from the Pride Acquisition.

        Mr. Stark's employment agreement is for a two-year term commencing April 1, 1996 and provides for an annual base salary of $80,000 in the first year and $90,000 in the second year. The Board of Directors may, in its discretion, award Mr. Stark an annual cash bonus. If Mr. Stark's employment is terminated without cause in the first or second year of the agreement, he will be entitled to severance compensation in an amount equal to one or two months' salary, respectively, at his then current annual base salary rate. If Mr. Stark's employment is terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to his then current annual base salary. If Mr. Stark's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to six months' salary at his then current annual base salary rate.

        Mr. Eustace's employment agreement is for a three-year term commencing April 1, 1996 and provides for an annual base salary of $125,000 in the first year, increasing to $132,500 in the second year and to $140,000 in the third year. The Board of Directors may, in its discretion, award Mr. Eustace an annual cash bonus. If Mr. Eustace's employment is terminated without cause, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate. If Mr. Eustace's employment is terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to 1.5 times his then current annual base salary. If Mr. Eustace's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to his then current annual base salary.

        The Company does not have an employment agreement with Mr. Byerlotzer.

PERFORMANCE GRAPH

        Set forth below is a graph comparing the percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the published Standard & Poor's 500 Stock Index, and the cumulative average total return provided by an investment in two of the Company's principal competitors, Pool Energy Services Co. and Key Energy Group, Inc. The graph covers the period between the effective date of the Company's initial public offering, March 20, 1996, and the last trading date in the fiscal year ended March 31, 1997, which was March 27, 1997.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                   DPSI        PESC        KEG       S&P 500   NASDAQ COMP.
                  ------     -------     -------    --------   ------------
 01-Apr-96        100.0       100.0       100.0       100.0       100.0
 05-Apr-96        102.3       101.1        99.2       100.3       101.1
 12-Apr-96        108.1       103.3        97.5        97.4        99.5
 19-Apr-96        132.6       112.2        99.2        98.7       103.0
 26-Apr-96        130.2       118.9       109.2       100.0       107.4
 03-May-96        123.3       101.1       116.0        98.1       107.1
 10-May-96        116.3       110.6       109.2        99.7       108.8
 17-May-96        111.6       104.4       110.9       102.3       112.3
 24-May-96        115.1       124.4       106.7       103.8       112.8
 31-May-96        109.3       123.3       107.6       102.4       112.4
 07-Jun-96        107.0       112.2       112.6       103.0       111.1
 14-Jun-96        107.0       111.1       109.2       101.9       109.6
 21-Jun-96        102.3       115.6       110.9       102.0       106.2
 28-Jun-96        107.0       105.6       110.9       102.9       107.2
 05-Jul-96        102.3        97.8       110.1       100.6       104.7
 12-Jul-96        109.3       110.6       109.2        98.8        99.8
 19-Jul-96        104.7       110.0       113.4        97.7        99.3
 26-Jul-96        100.0       105.6       112.6        97.3        97.7
 02-Aug-96         90.7       101.1       112.6       101.3       101.9
 09-Aug-96         93.0        96.7       106.7       101.3       103.1
 16-Aug-96        100.0        94.4       102.5       101.8       102.7
 23-Aug-96        100.0        92.2       104.2       102.0       103.6
 30-Aug-96        114.0       103.3       102.5        99.7       103.4
 06-Sep-96        114.0       103.9       102.5       100.3       103.2
 13-Sep-96        119.8       112.2       104.2       104.1       107.8
 20-Sep-96        114.0       111.1       112.6       105.1       110.7
 27-Sep-96        111.6       111.1       111.8       105.0       111.7
 04-Oct-96        109.3       116.7       132.8       107.3       113.3
 11-Oct-96        116.3       124.4       126.9       107.2       113.4
 18-Oct-96        111.6       133.3       139.5       108.7       113.0
 25-Oct-96        111.6       131.1       147.9       107.2       110.6
 01-Nov-96        114.0       132.8       156.3       107.7       110.5
 08-Nov-96        114.0       130.0       152.9       111.8       113.9
 15-Nov-96        111.6       128.9       149.6       112.8       114.3
 22-Nov-96        114.0       133.3       151.3       114.5       115.5
 29-Nov-96        111.6       131.1       163.0       115.8       117.2
 06-Dec-96        123.3       124.4       161.3       113.1       116.8
 13-Dec-96        120.9       126.7       149.6       111.5       116.6
 20-Dec-96        123.3       136.7       147.9       114.6       117.0
 27-Dec-96        139.5       141.1       149.6       115.8       117.3
 03-Jan-97        145.3       148.9       154.6       114.4       119.0
 10-Jan-97        130.2       153.9       173.1       116.2       120.9
 17-Jan-97        148.8       158.9       193.3       118.7       122.5
 24-Jan-97        142.4       155.0       200.0       117.9       123.8
 31-Jan-97        134.9       153.3       193.3       120.3       125.3
 07-Feb-97        132.6       144.4       194.9       120.8       123.3
 14-Feb-97        122.1       151.1       184.9       123.7       124.2
 21-Feb-97        125.6       145.6       171.4       122.6       121.1
 28-Feb-97        108.1       123.3       158.0       121.0       118.8
 07-Mar-97        112.8       127.2       158.0       123.1       119.0
 14-Mar-97        111.6       127.8       181.5       121.3       117.3
 21-Mar-97        111.6       115.6       188.2       119.9       113.8
 28-Mar-97        111.6       127.8       193.3       118.4       113.4
 31-Mar-97        114.0       131.1       191.6       115.8       110.8

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The objectives of the Company's compensation policies are (i) to attract and retain the best possible executive talent, (ii) to motivate its executives to achieve the Company's goals, (iii) to link executive and shareholder interests through equity based compensation and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. With these objectives in mind, a significant portion of executive compensation is linked to the Company's financial success.

        The Compensation Committee is composed entirely of disinterested members of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company. In determining executive compensation, the Compensation Committee considers (i) the performance of the executive, (ii) the performance of the Company, and (iii) the competitiveness of executive compensation at the Company relative to other similar employment opportunities which may be available to the executive.

        The key elements of an executive's compensation consist of base salary, bonus and stock options. The Compensation Committee in the fiscal year ended March 31, 1996, entered into employment agreements with Messrs. Little, Eustace and Stark, in each case commencing April 1, 1996. See "Employment Agreements." Mr. Little's employment agreement provides for an increase in his base salary from $150,000 in the fiscal year ended March 31, 1996 to $175,000 in the fiscal year ending March 31, 1997, $200,000 in the fiscal year ending March 31, 1998, and $225,000 in the fiscal year ending March 31, 1999. This salary was based on the Compensation Committee's subjective evaluation of Mr. Little's service and his contributions to the Company's financial results, as well as an evaluation of the competitiveness of this salary range relative to other corporations' compensation packages. The Compensation Committee currently is considering recommending to the Board of Directors a modification to Mr. Little's employment agreement based upon the recent growth of the Company resulting from the Pride Acquisition. The Compensation Committee anticipates that it will approve payment to Mr. Little of a bonus based upon his performance in the fiscal year ended March 31, 1997; however, the amount of such bonus has yet to be determined. Under Mr. Little's employment agreement, in addition to his salary set forth above, Mr. Little will be entitled to a bonus, at the discretion of the Compensation Committee. This bonus is structured to allow the Compensation Committee flexibility in rewarding Mr. Little based on the performance of the Company in each year of his employment agreement. Mr. Little also received incentive stock options in fiscal year ended March 31, 1997 to acquire 87,380 shares of Common Stock at $11.375 per share, which the Compensation Committee believes to be the fair market value of the stock options on the date of grant. These stock options expire upon the earlier of (i) five years from the date of vesting and (ii) July 3, 2006 and become exercisable ratably over a five-year period. This approach is designed to provide an incentive to create shareholder value over the long term.

        The Compensation Committee has employed a consulting firm to consider changes to the compensation plan to take into account the growth of the Company resulting from the Pride Acquisition. Recommendations from the consultant are currently being reviewed by the Committee which intends to make recommendations to the Board of Directors for certain changes. The Company anticipates that changes to the compensation plan may be adopted by the Board of Directors and implemented by the Company in the near future.

                                Paul E. McCollam
                                J. Michael Bell
                                Douglas D. Lewis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On November 1, 1994, the Company loaned Mr. Little, Chairman of the Board, President and Chief Executive Officer of the Company, $55,456, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. The loan was made to enable Mr. Little to acquire 33,699 shares of Common Stock and is secured by those shares. In February 1996, the Company loaned Mr. Little $75,000, which amount bears interest at 7.5% per annum, provides for annual payments of interest and provides for one principal payment at the end of the six-year term of the note. This loan was made to enable Mr. Little to exercise options to acquire 32,250 shares of Common Stock and is secured by those shares. The maximum indebtedness from Mr. Little to the Company during the fiscal year ended March 31, 1997 was $130,486 and the balance due on that indebtedness as of July 15, 1997 was $145,451.

        An Agreement Regarding Election of Directors dated as of November 21, 1996 (the "Voting Agreement"), provides that the Company will use its best efforts to cause the election of two persons reasonably acceptable to the Company designated by the RIMCO Parties to the Company's Board of Directors as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. In addition, as long as the RIMCO Parties own less than 10% but 5% or more of the issued and outstanding shares of Common Stock, the Company is required to use its best efforts to elect one person reasonably acceptable to the Company designated by the RIMCO Parties to the Company's Board of Directors. Messrs. McCollam and Oakes currently serve as directors and have been nominated for reelection pursuant to these provisions.

        In March 1996, the Company entered into a letter agreement that provided Kevin P. Collins, a director of the Company at that time, with the right, upon his departure from the Board of Directors prior to the Company's next annual meeting of shareholders, to designate a successor Board member, subject to the approval of such successor by the Board of Directors. Mr. Collins resigned from the Board of Directors effective April 12, 1996 and designated Russell Banks to serve as his successor. The Company approved Mr. Banks' appointment on April 30, 1996.

        Gene Little, the father of Michael E. Little, serves as an operations consultant to the Company and received fees and expense reimbursements of approximately $51,000 in the fiscal year ended March 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During the fiscal year ended March 31, 1997, based on a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, Joseph B. Eustace, Michael E. Little and P. Mark Stark each failed to make a timely filing of one Form 5 which was required to report one transaction involving the grant of options by the Company to them effective July 1996.

FINANCIAL AND OTHER INFORMATION

        The information called for by item 13 of Schedule 14A is incorporated herein by reference to such information included in the Company's annual report on Form 10-K under the captions "Financial Statements and Supplementary Data," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure."

INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE PLAN

        Shareholders will be asked at the Annual Meeting to approve an amendment to the Company's 1995 Incentive Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder. The Plan provides for the grant to employees, including officers of the Company, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights and restricted shares of Common Stock (collectively, "Awards"). In addition, non-employee directors ("Outside Directors") and consultants are eligible to receive nonstatutory stock options. The Plan originally provided for the issuance of up to 537,500 shares of Common Stock. Of this amount, only approximately 51,050 shares currently remain available. The Board of Directors believes that in order to continue the Plan's purpose, as described below, it is necessary to amend the Plan to provide for an annual automatic adjustment to the number of shares reserved under the Plan so that each year an additional 1.5% of the total shares outstanding of the Company is added to the number of shares available under the Plan up to a maximum of 200,000 additional shares of Common Stock per year; provided, however, that the number of shares available for grant under the Plan shall not exceed 200,000 after allowing for grants anticipated by the Company for the then current fiscal year. (The number of shares reserved for issuance under the Plan is subject to adjustment in certain events, such as stock splits or recapitalizations.)

        PURPOSE

        The purpose of the Plan is to provide an incentive for certain employees and directors of the Company or its subsidiaries to aid the Company in attracting able persons to enter the service of the Company and its subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to remain in the service of the Company or its subsidiaries.

        The Plan provides that Awards may be granted to employees (including officers), consultants and directors of the Company and its majority owned subsidiaries. To the extent that the aggregate fair market value of the shares with respect to which options designated as "incentive stock options" are exercisable for the first time by any optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options will be reclassified in accordance with the Code. The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        ADMINISTRATION

        The Plan provides that it shall be administered by the Board of Directors or by a committee of the Board. The Plan is currently administered by the Compensation Committee of the Board. Subject to special provisions relating to Outside Directors, the Board or its designated committee selects the employees to which Awards may be granted and the type of Award to be granted and determines, as applicable, the number of shares to be subject to each Award, the exercise price and the vesting. In making such determination, the Board or its designated committee takes into account the employee's present and potential contributions to the success of the Company and other relevant factors.

        AMENDMENTS

        No Award may be granted under the Plan after the date that is ten years from the earlier of the date the Plan was initially adopted by the Board of Directors and (b) the date approved by the shareholders.

        The Board of Directors may, with respect to any shares which at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement comply with Section 16(b) of the Exchange Act. The Board of Directors may also amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of stock then outstanding to (a) increase materially the aggregate number of shares of stock that may be issued under the Plan, (b) increase materially the benefits accruing to Eligible Individuals under the Plan, or (c) modify materially the requirements regarding eligibility for participation in the Plan; provided, however, that such amendments may be made without the consent of shareholders of the Company if changes occur in law or other legal requirements that would permit such changes. In connection with any amendment to the Plan, the Board of Directors shall be authorized to incorporate such provisions as shall be necessary for amounts paid under the Plan to be exempt from Section 162(m) of the Code.

        STOCK OPTIONS

        The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted under the Plan must equal at least 110% of the fair market value of the shares of Common Stock subject to such option on the date of grant, and the term of the option must not exceed five years.

        Options granted under the Plan vest pursuant to terms determined by the Board of Directors or its designated committee.

        The terms of all incentive stock options and nonstatutory stock options granted under the Plan may not exceed ten years and ten years and thirty days, respectively. However, the terms of all incentive stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock may not exceed five years.

        OUTSIDE DIRECTORS' OPTIONS

        Options may be granted to Outside Directors under the Plan only pursuant to an automatic, nondiscretionary grant mechanism which provides that on April 1 of each year, from and including 1996 to 2003, each Outside Director will receive an option to purchase 4,300 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The terms of options granted to Outside Directors are as follows: (i) the term of the option shall be ten years;
(ii) the option shall be exercisable only while the Outside Director remains a director or the lesser of (a) the remainder of the term of the option and (b) one month after termination of his status as an Outside Director; (iii) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the option; and (iv) the option shall be fully vested immediately. See "Compensation of Directors" for a discussion of certain proposed changes concerning the grant of options to Outside Directors.

        RESTRICTED STOCK AWARDS

        Restricted shares of Common Stock ("Restricted Stock") may be granted to employees pursuant to terms determined by the Board of Directors or its designated committee. Restricted Stock may not be transferred until the restrictions are removed or have expired. Conditions to the removal of restrictions may include, but are not required to be limited to, continuing employment or service to the Company or the achievement of certain performance objectives.

        STOCK APPRECIATION RIGHTS

        Stock appreciation rights ("SARs") may be granted to employees, either independent of, or in connection with, options. SARs granted in connection with an option are subject to the terms of the Award agreement granting the option. Upon exercise of SARs granted in connection with an option, the holder shall receive payment (in cash, Common Stock or a combination of both at the discretion of the Board or its designated committee) in an amount equal to the product of (i) the fair market value of a share of Common Stock on the date of exercise minus the exercise price per share of the option, multiplied by (ii) the number of shares of Common Stock as to which the SAR is being exercised. SARs granted independent of an option are exercisable in the manner, and pursuant to the terms, determined by the Board or its designated committee. Terms to be determined by the Board or its designated committee include the number of shares to which the SAR applies, the vesting schedule for the exercise of such right and the expiration date of the right. Upon exercise of an SAR, the holder shall receive payment (in cash, stock or a combination of both at the discretion of the Board or its designated committee) in an amount equal to the product of (i) the fair market value of a share of Common Stock as of the date of exercise, minus the fair market value of a share of Common Stock as of the date the SAR was granted, multiplied by (ii) the number of shares as to which the SAR is being exercised. The exercise of SARs granted in connection with options requires the holder to surrender the related option (or any portion thereof, to the extent unexercised). No SAR granted under the Plan is transferable by the employee other than by will or by the laws of descent and distribution, and each SAR is exercisable during the lifetime of the employee only by such employee.

        ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        If any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of outstanding Common Stock, appropriate adjustment shall be made in the exercise price and the number of shares subject to options, Restricted Stock Awards and SARs.

        ADJUSTMENTS UPON CHANGE IN CONTROL

        Award agreements under the Plan may, as determined by the Board or its designated committee, provide that, in the event of a "change in control" of the Company, (i) the holder of a stock option will be granted a corresponding SAR,
(ii) all outstanding SARs and stock options will become immediately and fully vested and exercisable in full and (iii) the restriction period on any Restricted Stock will be accelerated and the restrictions will expire. In general, a "change in control" of the Company occurs in any of five situations:
(i) a person other than (a) the Company, (b) certain affiliated companies or benefit plans, or (c) a company a majority of which is owned directly or indirectly by the shareholders of the Company, becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding voting securities;
(ii) a majority of the Board is not comprised of the members of the Board at the effective date of the Plan and persons whose elections as directors were approved by those original directors or their approved successors; (iii) a person described in clause (i) announces a tender offer for 50% or more of the Company's outstanding voting securities and the Board approves or does not oppose the tender offer; (iv) the Company merges or consolidates with another corporation or partnership, or the Company's shareholders approve such a merger or consolidation, other than mergers or consolidations in which the Company's voting securities are converted into securities having the majority of voting power in the surviving company; or (v) the Company liquidates or sells all or substantially all of its assets, or the Company's shareholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as the Company.

        If a "restructuring" of the Company occurs that does not constitute a change in control of the Company, the Board or the committee administering the Plan may (but need not) cause the Company to take any one or more of the following actions: (i) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and SARs to permit those stock options and SARs to be exercisable before, upon, or after the completion of the restructure; (ii) grant each option holder corresponding SARs; (iii) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock; (iv) if the restructuring involves a transaction in which the Company is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Board or its designated committee deems desirable; or (v) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructuring generally is any merger of the Company or the direct or indirect transfer of all or substantially all of the Company's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

        OUTSTANDING AWARDS.

        As of March 31, 1997, options to purchase a total of 462,650 shares of Common Stock had been granted to employees and directors and were outstanding pursuant to the Plan of which options to purchase 5,300 shares have been canceled or have expired. No shares of Restricted Stock have been issued. Awards to be made in the future will be at the discretion of the Compensation Committee and, therefore, are not currently determinable. The table entitled "Option Exercises and Year-End Value Table" sets forth the holdings under the Plan of the executive officers named in the Summary Compensation Table.

        Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN SHARES AVAILABLE AND RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        KPMG Peat Marwick LLP has been engaged as independent accountants for the purpose of issuing a report on the financial statements of the Company for the year ended March 31, 1998. Ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

        Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending the Annual Meeting.

        In the event the shareholders fail to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors, it is not anticipated that KPMG Peat Marwick LLP would be replaced in 1998. Such lack of approval, however, would be considered by the Audit Committee in selecting the Company's independent auditors for 1999.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

SHAREHOLDER PROPOSALS

        Shareholder proposals to be presented at the next annual meeting of shareholders must be in writing and received at the Company's executive offices by the Secretary no later than April 8, 1998 in order to be included in the next year's proxy statement.

OTHER BUSINESS

        The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL E. LITTLE

                                                Michael E. Little
                                                President

Dated August 7, 1997
San Antonio, Texas

                                      FRONT

                        DAWSON PRODUCTION SERVICES, INC.
                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

        The shareholder of Dawson Production Services, Inc. whose name appears on the reverse side hereof (the "Undersigned") acknowledges receipt of the Notice of Annual Meeting of the Company on September 11, 1997 at 10:00 a.m. CDT, and attached proxy statement, and appoints Michael E. Little and P. Mark Stark and each of them the attorneys of the Undersigned, with power of substitution, for and in the name of the Undersigned, to vote as proxies for the Undersigned according to the number of shares of Common Stock the Undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held at the Adams Mark Hotel at 111 Pecan Street East, San Antonio, Texas on Thursday, September 11, 1997, or at any adjournment or adjournments thereof, and to vote all shares of Common Stock of the Company held by the Undersigned and entitled to be voted upon the matters, and in accordance with the instructions, on the reverse side hereof.

                                     [logo]
--------------------------------------------------------------------------------
                                      BACK

DAWSON PRODUCTION SERVICES, INC. ANNUAL MEETING TO BE HELD ON SEPTEMBER 11, 1997 AT 10:00 A.M. CDT FOR HOLDERS AS OF AUGUST 1, 1997.

 [X]    PLEASE MARK YOUR VOTES AS             SHARES IN YOUR NAME:
        IN THIS EXAMPLE

1.      DIRECTORS

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS: 01-MICHAEL
E. LITTLE; 02-RUSSELL BANKS; 03-J. MICHAEL BELL; 04-WM. WARD GREENWOOD; 05-DOUGLAS D. LEWIS; 06-PAUL E. MCCOLLAM; 07-STEPHEN F. OAKES; 08-LAWRENCE C. PETRUCCI.

[ ] FOR        [ ] ABSTAIN

[ ] FOR EXCEPT FOR THE FOLLOWING (LIST NAMES OR NUMBERS):_______________________

2.      AUDITORS

RATIFY APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS FOR 1998.

[ ] FOR        [ ] AGAINST          [ ] ABSTAIN

3.      1995 INCENTIVE PLAN

APPROVE AMENDMENTS TO THE 1995 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN AS DESCRIBED IN THE PROXY STATEMENT.

[ ] FOR        [ ] AGAINST          [ ] ABSTAIN

NOTE -- PROXY HOLDERS MAY VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

SIGNATURE(S):                               DATE:
SIGNATURE(S):                               DATE:
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.